Exhibit 99.3

Risk Factors

Except where otherwise expressly stated or the context suggests otherwise, the terms “we,” “us” and “our” refer to KKR Financial Holdings LLC and its subsidiaries; the “Manager” refers to KKR Financial Advisors LLC; and “KKR” refers to Kohlberg Kravis Roberts & Co. L.P. and its affiliated companies.

The risks and uncertainties discussed below could materially and adversely affect our business, financial condition, liquidity and results of operations. Moreover, the risks and uncertainties discussed below are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

Risks Related to Our Operations, Business Strategy and Investments

Our business and the businesses in which we invest are materially affected by conditions in the global financial markets and economic conditions generally.

Our business and the businesses of the companies in which we invest are materially affected by conditions in the global financial markets and economic conditions generally. For example, beginning in the third quarter of 2007, and particularly during the second half of 2008, the credit and securities markets were materially and adversely affected by significant declines in the values of nearly all asset classes and by a serious lack of liquidity. This was initially triggered by declines in the values of subprime mortgages, but spread to all mortgage and real estate asset classes, leveraged bank loans and nearly all asset classes, including equities. The decline in asset values caused increases in margin calls for investors, requirements that derivatives counterparties post additional collateral and redemptions by mutual and hedge fund investors, all of which increased the downward pressure on asset values and outflows of client funds across the financial services industry. In addition, the increased redemptions and unavailability of credit required hedge funds and others to rapidly reduce leverage, which increased volatility and further contributed to the decline in asset values.

Although the global financial markets exhibited signs of recovery in 2010, there can be no assurance that these markets will continue to improve in the near term or at all. If the overall business environment worsens, our results of operations may be adversely affected.

Dislocations in the corporate credit sector could adversely affect us and one or more of our lenders, which could result in increases in our borrowing costs, reductions in our liquidity and reductions in the value of the investments in our portfolio.

Dislocations in the corporate credit sector, such as those experienced beginning in the third quarter of 2007 through the beginning of 2010, could adversely affect one or more of the counterparties providing funding for our investments and could cause those counterparties to be unwilling or unable to provide us with additional financing which may adversely affect our liquidity and financial condition. This could potentially limit our ability to finance our investments and operations, increase our financing costs and reduce our liquidity. This risk is exacerbated by the fact that a substantial portion of our financing is provided by a relatively small number of counterparties. If one or more major market participants were to fail or withdraw from the market, it could negatively impact the marketability of all fixed income securities and this could reduce the value of the securities in our portfolio, thus reducing our net book value. Furthermore, if one or more of our counterparties were unwilling or unable to provide us with ongoing financing, we could be forced to sell our investments at a time when prices are depressed.

Liquidity is essential to our businesses and we rely on external sources to finance a significant portion of our operations. If we are unable to raise funding from these external sources, we may be forced to liquidate certain of our assets and our results of operations may be adversely affected.

Liquidity is essential to our business. Our liquidity could be substantially adversely affected by an inability to raise funding in the long-term or short-term debt capital markets or the equity capital markets or an inability to access the secured lending markets. Factors that we cannot control, such as disruptions in the financial markets or negative views about corporate credit investing and the specialty finance industry generally, could impair our ability to raise funding. In addition, our ability to raise funding could be impaired if lenders develop a negative perception of our long-term or short-term financial prospects. Such negative perceptions could develop if we incur large trading losses, or we suffer a decline in the level of our business activity, among other reasons. If we are unable to raise funding using the methods described above, we would likely need to liquidate unencumbered assets, such as our investment and trading portfolios, to meet maturing liabilities. We may be unable to sell some of our assets, or we may have to sell assets at a discount from market value, either of which could adversely affect our results of operations and may have a negative impact on the market price of our shares and any other securities we may issue.

Periods of adverse market volatility may require us to post additional collateral, which could adversely affect our financial condition and liquidity.

During periods of adverse market volatility, such as the periods we observed during the global credit crisis, we are exposed to the risk that we may have to post additional margin collateral, which may have a material adverse impact on our liquidity. Certain of our financing facilities allow the counterparties, to varying degrees, to determine a new market value of the collateral to reflect current market conditions. If a counterparty determines that the value of the collateral has decreased, it may initiate a margin call and require us to either post additional collateral or repay a portion of the outstanding borrowing, on minimal notice. A significant increase in margin calls could harm our liquidity, results of operations, financial condition, and business prospects. Additionally, in order to obtain cash to satisfy a margin call, we may be required to liquidate assets or raise capital at a disadvantageous time, which may cause us to incur further losses or otherwise adversely affect our results of operations and financial condition, may impair our ability to pay distributions to our shareholders and may have a negative impact on the market price of our shares and any other securities we may issue. Our contingent liquidity reserves may not be sufficient in the event of a material adverse change in the credit markets and related market price market volatility.

We leverage a portion of our portfolio investments, which may adversely affect our return on our investments and may reduce cash available for distribution.

We leverage a portion of our portfolio investments through borrowings, generally through the use of bank credit facilities, total rate of return swaps (“TRS”), securitizations, including the issuance of CLOs, and other borrowings. The percentage of leverage varies depending on our ability to obtain credit facilities and the lenders’ and rating agencies’ estimate of the stability of the portfolio investments’ cash flow. As of December 31, 2010, the only contractual limitation on our ability to leverage our portfolio is a covenant contained in our senior secured credit facility that our leverage ratio cannot exceed 2.0 to 1.0, computed on a basis that generally excludes the debt of variable interest entities that we consolidate under GAAP such as our CLO subsidiaries. Our ability to generate returns on our investments and make cash available for distribution to holders of our shares would be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that can be derived from the assets acquired and financed.

If we are unable to continue to utilize CLOs successfully, we may be unable to grow or fully execute our business strategy and our results of operations may be adversely affected.

We finance a substantial portion of our investments through, and derive a substantial portion of our revenue from, our CLO subsidiaries. These CLOs serve as long-term, non-recourse financing for fixed income investments and as a way to minimize refinancing risk, minimize maturity risk and secure a fixed cost of funds over an underlying market interest rate. An inability to continue to utilize CLOs successfully could limit our ability to fund future investments, grow our business or fully execute our business strategy and our results of operations may be adversely affected.

We may enter into derivative contracts that could expose us to contingent liabilities in the future.

Part of our investment strategy involves entering into derivative contracts that could require us to fund cash payments in the future under certain circumstances, including an event of default or other early termination event, or the decision by a counterparty to request margin securities under the terms of the derivative contract. The amounts due with respect to swaps would generally be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These payments are contingent liabilities and therefore may not appear on our balance sheet. Our ability to fund these contingent liabilities will depend on the liquidity of our assets and access to capital at the time, and the need to fund these contingent liabilities could adversely impact our financial condition.

The derivatives that we use to hedge against interest rate exposure are volatile and may adversely affect our results of operations, which could adversely affect our ability to make payments due on our indebtedness and cash available for distribution to holders of our shares.

From time to time, we enter into interest rate swap agreements and may enter into other interest rate hedging instruments as part of our interest rate risk management strategy. Our hedging activity varies in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect us from interest rate volatility or could adversely affect us because, among other things:

•                  interest rate hedging instruments can be expensive, particularly during periods of rising and volatile interest rates;

•                  available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•                  the duration of the hedge may be significantly different than the duration of the related liability or asset;

•                  the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs or makes economically unattractive our ability to sell or assign our side of the hedging transaction; and

•                  the party owing money in the hedging transaction may default on its obligation to pay.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased.

Any hedging activity we engage in may adversely affect our results of operations, which could adversely affect our ability to make payments due on our indebtedness and cash available for distribution to holders of our shares. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings or liabilities being hedged. Any such imperfect correlation expose us to risk of loss.

The impact of the Dodd-Frank Act on our business is currently uncertain.

On July 21, 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act affects almost every aspect of the United States financial services industry, including certain aspects of the markets in which we operate. For example, the Dodd-Frank Act will impose additional disclosure requirements for public companies and generally require issuers or originators of asset-backed securities to retain at least five percent of the credit risk associated with the securitized assets. In addition, the Dodd-Frank Act:

•                  establishes the Financial Stability Oversight Council, a federal agency acting as the financial system’s systemic risk regulator with the authority to review the activities of non-bank financial firms, to make recommendations and impose standards regarding capital, leverage, conflicts and other requirements for financial firms and to impose regulatory standards on certain financial firms deemed to pose a systemic threat to the financial health of the United States economy;

•                  authorizes federal regulatory agencies to ban compensation arrangements at financial institutions that give employees incentives to engage in conduct that could pose risks to the nation’s financial system;

•                  requires public companies to adopt and disclose policies requiring, in the event the company is required to issue an accounting restatement, the clawback of related incentive compensation from current and former executive officers;

•                  restricts the ability of banking organizations to sponsor or invest in private equity and hedge funds;

•                  grants the United States government resolution authority to liquidate or take emergency measures with regard to troubled financial institutions that fall outside the existing resolution authority of the Federal Deposit Insurance Corporation; and

•                  creates a new Consumer Financial Protection Bureau within the United States Federal Reserve.

Many of the provisions of the Dodd-Frank Act are subject to further rule making and to the discretion of regulatory bodies, such as the Financial Stability Oversight Council, and there can be no assurance that, as result of such rule making or decision making, we will not become subject to the restrictions or other requirements for financial firms deemed to be systemically significant to the financial health of the United States economy. As a result, we currently are uncertain as to whether the Dodd-Frank Act will have a significant and potentially adverse impact on our business.

Hedging instruments often are currently subject to limited regulation and involve risks and costs.

While provisions of the Dodd-Frank Act granted specified United States regulatory bodies the authority to regulate the trading of derivatives, including hedging instruments, these provisions remain subject to final rule making. As a result, hedging instruments are currently only subject to limited regulation. Consequently, there are currently no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. It may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure our shareholders that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

We make non-United States dollar denominated investments, which subject us to currency rate exposure and the uncertainty of foreign laws and markets.

We purchase investments denominated in foreign currencies, including investments in both developed and emerging overseas markets. A change in foreign currency exchange rates may have an adverse impact on returns on any of these non-dollar denominated investments. Although we may choose to hedge our foreign currency risk, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations. Investments in foreign countries also subject us to certain additional risks, including risks relating to the potential imposition of non-United States taxes, compliance with multiple and potentially conflicting regulatory schemes and political and economic instability abroad, any of which could adversely affect our returns on these investments.

We may not realize gains or income from our investments.

We seek to generate both current income and capital appreciation. The assets in which we invest may not appreciate in value, however, and, in fact, may decline in value, and the debt securities in which we invest may default on interest and/or principal payments. Accordingly, we may not be able to realize gains or income from our investments. Additionally, any gains that we do realize may not be sufficient to offset any other losses we experience or offset our expenses.

The terms of our indebtedness may restrict our ability to make future distributions, make cash payments in respect of any conversion or repurchases of indebtedness and impose limitations on our current and future operations.

The agreement governing our senior secured credit facility, maturing on May 3, 2014 (the “2014 Facility”) contains, and any future indebtedness may also contain, a number of restrictive covenants that impose operating and other restrictions on us, including restrictions on our ability to engage in our current and future operations or to make distributions to holders of our shares. The 2014 Facility credit agreement includes covenants restricting our ability to:

•                  pay a yearly distribution to our shareholders in an amount greater than 65% of our estimated taxable income for the year;

•                  incur or guarantee additional debt, other than debt incurred in the course of our business consistent with current operations;

•                  create or incur liens, other than liens relating to secured debt permitted to be incurred and other limited exceptions;

•                  engage in mergers and sales of substantially all of our assets;

•                  make loans, acquisitions or investments, other than investments made in the course of our business consistent with current operations;

•                  materially alter our current investment and valuation policies; and

•                  engage in transactions with affiliates.

In addition, the 2014 Facility credit agreement also includes financial covenants, including requirements that we:

•                  maintain adjusted consolidated tangible net worth (as defined in the 2014 Facility credit agreement) of at least $700 million plus 25% of the net proceeds of any issuance of equity interests in us; and

•                  not exceed a leverage ratio (as defined in the 2014 Facility credit agreement) of 2.00 to 1.00 computed on a basis that generally excludes the debt of variable interest entities that we consolidate under GAAP.

As a result of these covenants, we are limited in the manner in which we conduct our business and we may be unable to engage in favorable business activities or finance future operations or capital needs. Our ability to comply with the covenants and restrictions contained in the agreements governing our indebtedness may be affected by economic, financial and industry conditions beyond our control. A breach of any of these covenants could result in a default under the 2014 Facility credit agreement. Upon the occurrence of an event of default under the 2014 Facility credit agreement, the lenders are not required to lend any additional amounts to us and could elect to declare all borrowings outstanding thereunder, together with accrued and unpaid interest and fees, to be due and payable, which could also result in an event of default under our other agreements relating to our borrowings. If we were unable to refinance these borrowings on favorable terms, our results of operations and financial condition could be adversely impacted by increased costs and less favorable terms, including higher interest rates and more restrictive covenants. The instruments governing the terms of any future refinancing of any borrowings are likely to contain similar or more restrictive covenants.

We currently have indebtedness, some of which matures in the near term. We may not be able to generate sufficient cash to service or make required repayments of our indebtedness and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

As of December 31, 2010, we had approximately $636.6 million of total recourse debt outstanding.

Our debt level and related debt service obligations:

•                  may limit our ability to obtain additional financing in excess of our current borrowing capacity on satisfactory terms to fund working capital requirements, capital expenditures, acquisitions, investments, debt service requirements, capital stock and debt repurchases, distributions and other general corporate requirements or to refinance existing indebtedness;

•                  require us to dedicate a substantial portion of our cash flows to the payment of principal and interest on our debt which will reduce the funds we have available for other purposes;

•                  limit our liquidity and operational flexibility and our ability to respond to the challenging economic and business conditions that currently exist or that we may face in the future;

•                  may require us in the future to reduce discretionary spending, dispose of assets or forgo investments, acquisitions or other strategic opportunities;

•                  impose on us additional financial and operational restrictions;

•                  expose us to increased interest rate risk because a substantial portion of our debt obligations are at variable interest rates; and

•                  subject us to market and industry speculation as to our financial condition and the effect of our debt level and debt service obligations on our operations, which speculation could be disruptive to our relationships with customers, suppliers, employees, creditors and other third parties.

A breach of any of the covenants in our debt agreements could result in a default under our 2014 Facility, 7.0% convertible senior notes (“7.0% Notes”) and 7.5% convertible senior notes (“7.5% Notes”). If a default occurs under any of these obligations and we are not able to obtain a waiver from the requisite debt holders, then, among other things, our debt holders could declare all outstanding principal and interest to be immediately due and payable. If our outstanding indebtedness were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full that debt and any potential future indebtedness, which would cause the market price of our common shares to decline significantly. We could also be forced into bankruptcy or liquidation.

There can be no assurances that our operations will generate sufficient cash flows or that credit facilities will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund other liquidity needs.

Our ability to make scheduled payments or prepayments on our debt and other financial obligations will depend on our future financial and operating performance and the value of our investments. There can be no assurances that our operations will generate sufficient cash flows or that new sources of credit will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. Our financial and operating performance is subject to prevailing economic and industry conditions and to financial, business and other factors, some of which are beyond our control. Our substantial leverage exposes us to significant risk during periods of economic downturn such as the one we recently experienced, as our cash flows may decrease, but our required principal payments in respect of indebtedness do not change and our interest expense obligations could increase due to increases in interest rates.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we will likely face increased pressure to dispose of assets, seek additional capital or restructure or refinance our indebtedness. These actions could have a material adverse effect on our business, financial condition and results of operations. In addition, we cannot assure that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements, including our 2014 Facility credit agreement. For example, we may need to refinance all or a portion of our indebtedness on or before maturity. There can be no assurance that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. In the absence of improved operating results and access to capital resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The 2014 Facility credit agreement restricts our ability to dispose of assets and use the proceeds from such dispositions. We may not be able to consummate those dispositions or to obtain the proceeds realized. Additionally, these proceeds may not be adequate to meet our debt service obligations then due.

If we cannot make scheduled payments or prepayments on our debt, we will be in default and, as a result, among other things, our debt holders could declare all outstanding principal and interest to be due and payable and we could be forced into bankruptcy or liquidation or required to substantially restructure or alter our business operations or debt obligations.

Variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

As of December 31, 2010, approximately $128.9 million of our recourse borrowings, consisting of our junior subordinated notes issued in connection with our trust preferred securities, were at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same. We may use interest rate derivatives such as interest rate swap agreements to hedge the variability of the cash flows associated with our existing or forecasted variable rate borrowings. Although we may enter into additional interest rate swaps, involving the exchange of floating for fixed rate interest payments, to reduce interest rate volatility, such hedging may increase our costs of funding. We cannot provide assurances that we will be able to enter into interest rate hedges that effectively mitigate our exposure to interest rate risk.

Declines in the fair values of our investments may adversely affect our results of operations and credit availability, which may adversely affect, in turn, our ability to make payments due on our indebtedness and our cash available for distribution to holders of our shares.

A substantial portion of our assets are, and we believe are likely to continue to be, classified for accounting purposes as “available-for-sale” so long as it is management’s intent not to sell such assets and we have sufficient financial wherewithal to hold the investment until its scheduled maturity.

Changes in the fair values of those assets will be directly charged or credited to our shareholders’ equity in each period even if no sale is made. As a result, a decline in values would reduce the book value of our assets. Moreover, if the decline in value of an available-for-sale security is considered by our management to be other than temporary, such decline will be recorded as a charge which will adversely affect our results of operations.

A decline in the market value of our assets may adversely affect our results of operations, particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we would have to sell the assets at a time when we might not otherwise choose to do so. A reduction in credit available may adversely affect our results of operations, our ability to make payments due on our indebtedness and cash available for distribution to holders of our shares.

Further, financing counterparties may require us to maintain a certain amount of cash or to set aside unlevered assets sufficient to maintain a specified liquidity position intended to allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which may reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly because we may be required to sell our investments at distressed prices in order to meet such margin or liquidity requirements.

Market values of our investments may decline for a number of reasons, such as causes related to changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, and widening of credit spreads.

If credit spreads on our borrowings increase and the credit spreads on our investments do not also increase, we are unlikely to achieve our projected leveraged risk-adjusted returns. Also, if credit spreads on investments increase in the future, our existing investments will likely experience a material reduction in value.

We make investment decisions based upon projected leveraged risk-adjusted returns. When making such projections we make assumptions regarding the long-term cost of financing such investments, particularly the credit spreads associated with our long-term financings. We define credit spread as the risk premium for taking credit risk which is the difference between the risk free rate and the interest rate paid on the applicable investment or loan, as the case may be. If credit spreads on our long-term financings increase and the credit spreads on our investments are not increased accordingly, we will likely not achieve our targeted leveraged risk-adjusted returns and we will likely experience a material adverse reduction in the value of our investments.

The terms of our settlement agreement with certain holders of securities issued by one of our CLOs restricts our ability to restructure certain CLO debt obligations in the future, which may reduce our financial flexibility in the event of future adverse market or credit conditions. In addition, certain noteholders of one of our other CLOs have notified us of a similar dispute and we may be notified of similar disputes by other noteholders of our CLOs in the future.

On July 10, 2009, we surrendered for cancellation, without consideration, approximately $298.4 million in aggregate of mezzanine and junior notes issued to us by CLO 2005-1, CLO 2005-2 and CLO 2006-1. The surrendered notes were cancelled by the trustee under the applicable indentures, and the obligations due under such surrendered notes were deemed extinguished.

As a result, the over-collaterization tests for these CLOs were brought into compliance, enabling the mezzanine and subordinated note holders, including us, to resume receiving cash flows from these CLOs during the period the over-collaterization tests remain in compliance. We believe, in consultation with our outside advisers, that none of the actions taken in connection with these note cancellation transactions were in violation of either the respective indentures governing each CLO transaction or applicable law. Nevertheless, holders constituting a majority of the controlling class of senior notes of CLO 2005-2 (the “2005-2 Noteholders”) challenged the July 2009 surrender for cancellation and notified the related trustee of purported defaults under the indenture related to the surrender and cancellation of the notes issued to us by CLO 2005-2. We subsequently reached an agreement with the 2005-2 Noteholders pursuant to which the 2005-2 Noteholders agreed, subject to the terms and conditions of the agreement, not to challenge the July 2009 surrender for cancellation, without consideration, of $64 million of mezzanine notes issued to us by CLO 2005-2. In exchange, we agreed to certain arrangements, including, among other things, to refrain from undertaking a comparable surrender for cancellation of any other mezzanine notes or junior notes issued to us by CLO 2005-2. In addition, we agreed with the 2005-2 Noteholders that, for so long as no legal action or similar challenge is brought to our July 2009 surrender of notes in any of our CLOs, we will not undertake a similar surrender for cancellation without consideration of any mezzanine notes or junior notes issued to us by CLO 2005-1, CLO 2006-1, CLO 2007-1 and CLO 2007-A.

Because the terms of the agreement with the 2005-2 Noteholders restrict our ability to effect certain restructuring activities in the future with respect to our CLOs such as the July 2009 surrender for cancellation, our ability to effect similar note surrender transactions to mitigate future adverse market or credit conditions or to enhance liquidity will be negatively impacted.

In addition, certain holders of the senior notes of CLO 2006-1 (the “2006-1 Noteholders”) challenged the July 2009 surrender for cancellation and notified the related trustee of purported defaults under the indenture related to the surrender of the notes issued to us by CLO 2006-1. It is also possible that holders of notes issued by CLO 2005-1 may challenge our surrender for cancellation of notes issued to us by CLO 2005-1.

No assurance can be given that we will be able to reach resolutions with the 2006-1 Noteholders, or, if such a challenge is made, with any CLO 2005-1 Noteholders, similar to those reached with the 2005-2 Noteholders. Despite our determination that our actions in connection with the note cancellation transactions were permitted and our agreement with the 2005-2 Noteholders, if we are unable to reach an amicable resolution with the 2006-1 Noteholders, or, if such a challenge is made, with any 2005-1 Noteholders, then in connection with any ensuing litigation, we could incur significant legal fees or face material interruption of cash flows from the affected CLOs or other material damages or restrictions while such dispute is being contested or if such transactions were to be found a violation of the applicable indenture.

Downturns in the global credit markets may adversely affect our cash flow CLO investments.

Among the sectors particularly challenged by adverse economic conditions, including those experienced from late 2007 into early 2010, are the CLO and leveraged finance markets. We have significant exposure to these markets through our investments in CLO 2005-1, CLO 2005-2, CLO 2006-1, CLO 2007-1 and CLO 2007-A (collectively, “our cash flow CLOs”), each of which is a Cayman Islands incorporated special purpose company that issued to us and other investors notes secured by a pool of collateral consisting primarily of corporate leveraged loans. In most cases, our cash flow CLO investments are in deeply subordinated securities issued by the CLO issuers, representing highly leveraged investments in the underlying collateral, which increases both the opportunity for higher returns as well as the magnitude of losses when compared to other investors in these CLO structures that rank more senior to us in right of payment. As a result of our subordinated position in these CLO structures, we and our investors are at greater risk of suffering losses on our cash flow CLO investments during periods of adverse economic conditions.

During an economic downturn, the CLO issuers in which we invest may experience increases in downgrades, depreciations in market value and defaults in respect of leveraged loans in their collateral. The CLO issuers’ portfolio profile tests set limits on the amount of discounted obligations a CLO can hold. During any time that a CLO issuer exceeds such a limit, the ability of the CLO’s manager to sell assets and reinvest available principal proceeds into substitute assets is restricted. In addition, discounted assets and assets rated “CCC” or lower in excess of applicable limits in the CLO issuers’ investment criteria are not given full par credit for purposes of calculation of the CLO issuers’ over-collateralization tests. As a result, these CLO issuers may fail one or more of their over-collateralization tests, which would cause diversions of cash flows away from us as holders of the more junior CLO securities in favor of investors more senior than us in right of repayment, until the relevant over-collateralization tests are satisfied. This diversion of cash flows may have a material adverse impact on our business and our ability to make distributions to shareholders. In addition, it is possible that our cash flow CLO issuers’ collateral could be depleted before we realize a return on our cash flow CLO investments.

Specifically, during 2010, CLO 2007-A and CLO 2007-1 were out of compliance with certain compliance tests (specifically, over-collaterization tests) outlined in their respective indentures and as a result, cash flows we would expect to receive from our CLO holdings were paid to the senior note holders of the CLOs that were out of compliance.

The ability of the CLO issuers to make interest payments to the holders of the senior notes of those structures is highly dependent upon the performance of the CLO collateral. If the collateral in those structures was to experience a significant decrease in cash flow due to an increased default level, the issuer may be unable to pay interest to the holders of the senior notes, which would allow such holders to declare an event of default under the indenture governing the transaction and accelerate all principal and interest outstanding on the senior notes. In addition, our CLO structures also contain certain events of default tied to the value of the CLO collateral, which events of default could also cause an acceleration of the senior notes. If the value of the CLO collateral within a CLO were to be less than the amount of senior notes issued and outstanding, the senior note holders would have the ability to declare an event of default.

There can be no assurance that market conditions giving rise to these types of consequences will not occur, subsist or become more acute in the future. Because our CLO structures involve complex collateral and other arrangements, the documentation for such structures is complex, is subject to differing interpretations and involves legal risk.

Our investment portfolio is and may continue to be concentrated in a limited number of companies and industries, which will subject us to a risk of significant loss if any of these companies defaults on its obligations to us or if there is a downturn in a particular industry.

Our investment portfolio is and may continue to be concentrated in a limited number of companies and industries. For example, as of December 31, 2010, the 20 largest issuers which we have invested in represented approximately 47% of our total debt investment portfolio on an estimated fair value basis. As a result, our results of operations, financial condition and ability to pay distributions to our shareholders may be adversely affected if a small number of borrowers default in their obligations to us or if we need to write down the value of any one investment. Additionally, a downturn in any particular industry in which we are invested could also negatively impact our results of operations and our ability to pay distributions.

Certain of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

The securities that we purchase in privately negotiated transactions are not registered under the relevant securities laws, resulting in restrictions on their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, securities laws. For example, a majority of the mortgage-backed securities that we own are traded in private, unregistered transactions and are therefore subject to restrictions on resale or otherwise have no established trading market. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be limited relative to our investment in securities that trade in more liquid markets. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Furthermore, our Manager conducts diligence on our investments that may provide our Manager with material non-public information with respect to business entities in which we invest. As a result, we may face additional restrictions on our ability to liquidate an investment in such business entities to the extent that we or our Manager has, or could be attributed with, material non-public information.

Some of our portfolio investments are recorded at fair value as determined by our Manager and, as a result, there is uncertainty as to the value of these investments.

Some of our portfolio investments are, and we believe are likely to continue to be, in the form of loans and securities that have limited liquidity or are not publicly traded. The fair value of investments that have limited liquidity or are not publicly traded may not be readily determinable. We generally value these investments quarterly at fair value as determined by our Manager pursuant to applicable United States GAAP accounting guidance. Because such valuations are inherently uncertain and may fluctuate over short periods of time and be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these investments existed. The market value of our shares and any other securities we may issue could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Our assets include leveraged loans, high yield securities, mezzanine bonds and loans, marketable equity securities and private equity, each of which has greater risks of loss than secured senior loans and, if those losses are realized, it could adversely affect our results of operations, our ability to service our indebtedness and our cash available for distribution to holders of our shares.

Our assets include leveraged loans, high yield securities, mezzanine bonds and loans, marketable equity securities and private equity, each of which involves a higher degree of risk than senior secured loans. The leveraged loans and high yield securities may not be secured by mortgages or liens on assets. Even if secured, these leveraged loans and high yield securities may have higher loan-to-value ratios than senior secured loans. Furthermore, our right to payment and the security interest in any collateral underlying such loans may be subordinated to the payment rights and security interests with respect to a more senior lender. Therefore, we may be limited in our ability to enforce our rights to collect these loans and to recover any of the loan balances through a foreclosure of collateral.

Certain of these leveraged loans and high yield securities may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the loan. In this case, a borrower’s ability to repay its loan may be dependent upon a refinancing or a liquidity event that will enable the repayment of the loan.

High yield bonds are rated below investment-grade by one or more nationally recognized statistical rating organizations or are unrated but of comparably low credit quality. This lower rating, or lack of a rating, reflects a greater possibility that the obligor may fail to make payments of principal and interest, and ultimately default, under these securities. For example, many issuers of high yield bonds are highly leveraged, and their relatively high debt-to-equity ratios create increased risks that their operations might not generate sufficient cash flow to service their debt obligations. As a result, high yield securities are often less liquid than higher rated bonds.

In addition to the above, numerous other factors may affect a company’s ability to repay its loan, including the failure to meet its business plan, a downturn in its industry or negative economic conditions. A deterioration in a company’s financial condition and prospects may be accompanied by deterioration in the collateral for the high yield securities and leveraged loans. Losses on our high yield securities and leveraged loans could adversely affect our results of operations, which could adversely affect our ability to service our indebtedness and cash available for distribution to holders of our shares.

In addition, marketable equity securities and private equity may also have a greater risk of loss than senior secured loans since such equity investments are subordinate to debt of the issuer and are not secured by property underlying the investment.

The mortgage loans underlying the mortgage-backed securities we invest in are subject to delinquency, foreclosure and loss, which could result in losses to us.

As of December 31, 2010, we held residential mortgage-backed securities with an aggregate estimated fair value of $93.9 million. Residential mortgage-backed securities evidence interests in or are secured by pools of residential mortgage loans. Accordingly, the mortgage-backed securities we invest in are subject to all of the risks of the underlying mortgage loans. Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency, foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

Our rights under our indirect investments in corporate leveraged loans may be more restricted than direct investments in such loans.

We hold interests in corporate leveraged loans originated by banks and other financial institutions. We acquire interests in corporate leveraged loans either directly by a direct purchase or an assignment, or indirectly through a participation. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation. In contrast, participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest, not with the borrower. Thus, in purchasing participations, we generally will have no right to enforce compliance by the borrower with the terms of the credit agreement, nor any rights of offset against the borrower, and we may not directly benefit from the collateral supporting the debt obligation in which we have purchased the participation. As a result, we will assume the credit risk of both the borrower and the institution selling the participation.

There is an inherent risk that we may incur environmental costs and liabilities as a result of our oil and gas investments.

We have made and may continue to make certain investments in the oil and gas industries. These industries present inherent environmental and safety risks and are subject to stringent and complex foreign, federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, regardless of fault, owners and operators of oil and gas properties and facilities can be held jointly and severally liable for the cost of remediating contamination and providing compensation for damages to natural resources. The oil and gas industries also present inherent risk of personal and property injury. On-going compliance with environmental laws, ordinances and regulations applicable to the oil and gas industries, including compliance with more stringent legal requirements that may be imposed in the future, may entail significant expense and can require permits that may be difficult to obtain. Environmental and safety obligations and liabilities can be substantial and could adversely impact the value of our investments, our ability to use these investments as collateral and may otherwise have a material adverse effect on our results of operations.

Total rate of return swaps are subject to risks related to changes in interest rates, credit spreads, credit quality and expected recovery rates of the underlying credit instrument as well as renewal risks.

We may enter into TRS to finance certain of our investments. TRS are subject to risks related to changes in interest rates, credit spreads, credit quality and expected recovery rates of the underlying credit instrument as well as renewal risks. A TRS agreement is a two-party contract under which an agreement is made to exchange returns from predetermined investments or instruments. TRS allow investors to gain exposure to an underlying credit instrument without actually owning the credit instrument. In these swaps, the total return (interest, fixed fees and capital gains/losses on an underlying credit instrument) is paid to an investor in exchange for a floating rate payment. The investor advances a portion of the notional amount of the TRS which serves as collateral for the TRS counterparty. The TRS, therefore, is a leveraged investment in the underlying credit instrument. The gross returns to be exchanged or “swapped” between the parties are calculated based on a “notional amount,” which is valued monthly to determine each party’s obligation under the contract. We recognize all cash flows received (paid) or receivable (payable) from swap transactions, together with the change in the market value of the underlying credit instrument, on a net basis as realized or unrealized gains or losses in our consolidated statement of operations. We are charged a finance cost by counterparties with respect to each agreement. The finance cost is reported as part of the realized or unrealized gains or losses. Because swap maturities may not correspond with the maturities of the credit instruments underlying the swap, we may wish to renew many of the swaps as they mature. However, there is a limited number of providers of such swaps, and there is no assurance the initial swap providers will choose to renew the swaps, and, if they do not renew, that we would be able to obtain suitable replacement providers.

Credit default swaps are subject to risks related to changes in credit spreads, credit quality and expected recovery rates of the underlying credit instrument.

We may enter into credit default swaps (“CDS”) as investments or hedges. CDS are subject to risks related to changes in interest rates, credit spreads, credit quality and expected recovery rates of the underlying credit instrument. A CDS is a contract in which the contract buyer pays, in the case of a short position, or receives, in the case of a long position, a periodic premium until the contract expires or a credit event occurs. In return for this premium, the contract seller receives a payment from, in the case of a short position, or makes a payment to, in the case of a long position, the buyer if there is a credit default or other specified credit event with respect to the issuer of the underlying credit instrument referenced in the CDS.

We may change our investment strategy without shareholder consent, which may result in our making investments that entail more risk than our current investments.

Our investment strategy may evolve, in light of existing market conditions and investment opportunities, and this evolution may involve additional risks. Investment opportunities that present unattractive risk-return profiles relative to other available investment opportunities under particular market conditions may become relatively attractive under changed market conditions and changes in market conditions may therefore result in changes in the investments we target. Decisions to make investments in new asset categories present risks that may be difficult for us to adequately assess and could therefore reduce the stability of our distributions or have adverse effects on our financial condition. A change in our investment strategy may also increase our exposure to interest rate, commodity, foreign currency or credit market fluctuations. Our failure to accurately assess the risks inherent in new asset categories or the financing risks associated with such assets could adversely affect our results of operations and our financial condition.

Our dependence on the management of other entities may adversely affect our business.

We do not control the management, investment decisions or operations of the business entities in which we invest. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We typically have no ability to affect these management decisions and we may have only limited ability to dispose of our investments.

Due diligence conducted by our Manager may not reveal all of the risks of the businesses in which we invest.

Before making an investment in a business entity, our Manager typically assesses the strength and skills of the entity’s management and other factors that it believes will determine the success of the investment. In making the assessment and otherwise conducting due diligence, our Manager relies on the resources available to it and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. Accordingly, there can be no assurance that this due diligence process will uncover all relevant facts or that any investment will be successful. In addition, we and KKR have established certain procedures relating to conflicts of interests that may restrict us from accessing certain confidential information in the possession of KKR or one of its affiliates. As a result, we may pursue investments without obtaining access to such confidential information, which information, if reviewed, might otherwise impact our judgment with respect to such investments.

We operate in a highly competitive market for investment opportunities.

We compete for investments with various other investors, such as other public and private funds, commercial and investment banks and other companies, including funds and companies affiliated with our Manager. Some of our competitors have greater resources than we possess or have greater access to capital or various types of financing structures than are available to us and may have investment objectives that overlap with ours, which may create competition for investment opportunities with limited supply. The competitive pressures we face could impair our business, financial condition and results of operations. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time. Furthermore, competition for investments may lead to a decrease in returns available from such investments, which may further limit our ability to generate our desired returns.

Risks Related to our Organization and Structure

Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our results of operations.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is, holds itself out as being, or proposes to be, primarily engaged in the business of investing, reinvesting or trading in securities and Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” (within the meaning of the Investment Company Act) having a value exceeding 40% of the value of the issuer’s total assets (exclusive of United States government securities and cash items) on an unconsolidated basis (the “40% test”). Excluded from the term “investment securities” are, among others, securities issued by majority-owned subsidiaries unless the subsidiary is an investment company or relies on the exceptions from the definition of an investment company provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (a “fund”). The Investment Company Act defines a “majority-owned subsidiary” of a person as any company 50% or more of the outstanding voting securities (i.e., those securities presently entitling the holder thereof to vote for the election of directors of the company) of which are owned by that person, or by another company that is, itself, a majority owned subsidiary of that person.

We are organized as a holding company. We conduct our operations primarily through our majority-owned subsidiaries. Each of our subsidiaries is either outside of the definition of an investment company in Sections 3(a)(1)(A) and 3(a)(1)(C), described above, or excepted from the definition of an investment company under the Investment Company Act. We believe that we are not, and that we do not propose to be, primarily engaged in the business of investing, reinvesting or trading in securities and we do not believe that we have held ourselves out as such. We intend to continue to conduct our operations so that we are not required to register as an investment company under the Investment Company Act.

We monitor our holdings regularly to confirm our continued compliance with the 40% test. In calculating our position under the 40% test, we are responsible for determining whether any of our subsidiaries is majority-owned. We treat subsidiaries in which we own at least 50% of the outstanding voting securities, including those that issue CLOs, as majority-owned for purposes of the 40% test. Some of our subsidiaries may rely solely on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. In order for us to satisfy the 40% test, our ownership interests in those subsidiaries or any of our subsidiaries that are not majority-owned, together with any other “investment securities” that we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis and exclusive of United States government securities and cash items. However, most of our subsidiaries either fall outside of the general definitions of an investment company or rely on exceptions provided by provisions of, and rules and regulations promulgated under, the Investment Company Act (other than Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act) and, therefore, are not defined or regulated as investment companies. In order to conform to these exceptions, these subsidiaries are limited with respect to the assets in which each of them can invest and/or the types of securities each of them may issue. We must, therefore, monitor each subsidiary’s compliance with its applicable exception and our freedom of action, and that of our subsidiaries, may be limited as a result. For example, our subsidiaries that issue CLOs generally rely on Rule 3a-7 under Investment Company Act, while KKR Financial Holdings II, LLC, or “KFH II,” our subsidiary that is taxed as a REIT for United States federal income tax purposes, generally relies on Section 3(c)(5)(C) of the Investment Company Act. Each of these exceptions requires, among other things that the subsidiary (i) not issue redeemable securities and (ii) engage in the business of holding certain types of assets, consistent with the terms of the exception. Similarly, any subsidiaries engaged in the ownership of oil and gas assets may, depending on the nature of the assets, be outside the definition of an investment company or rely on exceptions provided by Section 3(c)(5)(C) or Section 3(c)(9) of the Investment Company Act. While Section 3(c)(9) of the Investment Company Act does not limit the nature of the securities issued, it does impose business engagement requirements that limit the types of assets that may be held.

We do not treat our interests in majority-owned subsidiaries that are outside of the general definition of an investment company or that rely on Section 3(c)(5)(C) or Section 3(c)(9) of, or Rule 3a-7 under, the Investment Company Act as investment securities when calculating our 40% test.

We sometimes refer to our subsidiaries that rely on Rule 3a-7 under the Investment Company Act as “CLO subsidiaries.” Rule 3a-7 under the Investment Company Act is available to certain structured financing vehicles that are engaged in the business of holding financial assets that, by their terms, convert into cash within a finite time period and that issue fixed income securities entitling holders to receive payments that depend primarily on the cash flows from these assets, provided that, among other things, the structured finance vehicle does not engage in certain portfolio management practices resembling those employed by mutual funds. Accordingly, each of these CLO subsidiaries is subject to an indenture (or similar transaction documents) that contains specific guidelines and restrictions limiting the discretion of the CLO subsidiary and its collateral manager. In particular, these guidelines and restrictions prohibit the CLO subsidiary from acquiring and disposing of assets primarily for the purpose of recognizing gains or decreasing losses resulting from market value changes. Thus, a CLO subsidiary cannot acquire or dispose of assets primarily to enhance returns to the owner of the equity in the CLO subsidiary; however, subject to this limitation, sales and purchases of assets may be made so long as doing so does not violate guidelines contained in the CLO subsidiary’s relevant transaction documents. A CLO subsidiary generally can, for example, sell an asset if the collateral manager believes that its credit quality has declined since its acquisition or that the credit profile of the obligor will deteriorate and the proceeds of permitted dispositions may be reinvested in additional collateral, subject to fulfilling the requirements set forth in Rule 3a-7 under the Investment Company Act and the CLO subsidiary’s relevant transaction documents. As a result of these restrictions, our CLO subsidiaries may suffer losses on their assets and we may suffer losses on our investments in those CLO subsidiaries.

We sometimes refer to KFH II, our subsidiary that relies on Section 3(c)(5)(C) of the Investment Company Act, as our “REIT subsidiary.” Section 3(c)(5)(C) of the Investment Company Act is available to companies that are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. While the SEC has not promulgated rules to address precisely what is required for a company to be considered to be “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate,” the SEC’s Division of Investment Management, or the “Division,” has taken the position, through a series of no-action and interpretive letters, that a company may rely on Section 3(c)(5)(C) of the Investment Company Act if, among other things, at least 55% of the company’s assets consist of mortgage loans, other assets that are considered the functional equivalent of mortgage loans and certain other interests in real property (collectively, “qualifying real estate assets”), and at least 25% of the company’s assets consist of real estate-related assets (reduced by the excess of the company’s qualifying real estate assets over the required 55%), leaving no more than 20% of the company’s assets to be invested in miscellaneous assets. The Division has also provided guidance as to the types of assets that can be considered qualifying real estate assets. Because the Division’s interpretive letters are not binding except as they relate to the companies to whom they are addressed, if the Division were to change its position as to, among other things, what assets might constitute qualifying real estate assets our REIT subsidiary might be required to change its investment strategy to comply with the changed position. We cannot predict whether such a change would be adverse.

Based on current guidance, our REIT subsidiary classifies investments in mortgage loans as qualifying real estate assets, as long as the loans are “fully secured” by an interest in real estate on which we retain the right to foreclose. That is, if the loan-to-value ratio of the loan is equal to or less than 100%, then the mortgage loan is considered to be a qualifying real estate asset. Mortgage loans with loan-to-value ratios in excess of 100% are considered to be only real estate-related assets. Our REIT subsidiary considers agency whole pool certificates to be qualifying real estate assets. Examples of agencies that issue whole pool certificates are the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association. An agency whole pool certificate is a certificate issued or guaranteed as to principal and interest by the United States government or by a federally chartered entity, which represents the entire beneficial interest in the underlying pool of mortgage loans. By contrast, an agency certificate that represents less than the entire beneficial interest in the underlying mortgage loans is not considered to be a qualifying real estate asset, but is considered to be a real estate-related asset.

Most non-agency mortgage-backed securities do not constitute qualifying real estate assets because they represent less than the entire beneficial interest in the related pool of mortgage loans; however, based on Division guidance, where our REIT subsidiary’s investment in non-agency mortgage- backed securities is the “functional equivalent” of owning the underlying mortgage loans, our REIT subsidiary may treat those securities as qualifying real estate assets. Moreover, investments in mortgage-backed securities that do not constitute qualifying real estate assets will be classified as real estate- related assets. Therefore, based upon the specific terms and circumstances related to each non-agency mortgage-backed security that our REIT subsidiary owns, our REIT subsidiary will make a determination of whether that security should be classified as a qualifying real estate asset or as a real estate- related asset; and there may be instances where a security is recharacterized from being a qualifying real estate asset to a real estate-related asset, or conversely, from being a real estate-related asset to being a qualifying real estate asset based upon the acquisition or disposition or redemption of related classes of securities from the same securitization trust. If our REIT subsidiary acquires securities that, collectively, receive all of the principal and interest paid on the related pool of underlying mortgage loans (less fees, such as servicing and trustee fees, and expenses of the securitization), and that subsidiary has foreclosure rights with respect to those mortgage loans, then our REIT subsidiary will consider those securities, collectively, to be qualifying real estate assets. If another entity acquires any of the securities that are expected to receive cash flow from the underlying mortgage loans, then our REIT subsidiary will consider whether it has appropriate foreclosure rights with respect to the underlying loans and whether its investment is a first loss position in deciding whether these securities should be classified as qualifying real estate assets. If our REIT subsidiary owns more than one subordinate class, then, to determine the classification of subordinate classes other than the first loss class, our REIT subsidiary will consider whether such classes are contiguous with the first loss class (with no other classes absorbing losses after the first loss class and before any other subordinate classes that our REIT subsidiary owns), whether our REIT subsidiary owns the entire amount of each such class and whether our REIT subsidiary would continue to have appropriate foreclosure rights in connection with each such class if the more subordinate classes were no longer outstanding. If the answers to any of these questions is no, then our REIT subsidiary would expect not to classify that particular class, or classes senior to that class, as qualifying real estate assets.

We have made or may make oil and gas and other mineral investments that are held through one or more subsidiaries and would refer to those subsidiaries as our “Oil and Gas Subsidiaries”. Depending upon the nature of the oil and gas assets held by an Oil and Gas Subsidiary, such Oil and Gas Subsidiary may rely on

Section 3(c)(5)(C) or Section 3(c)(9) of the Investment Company Act or may fall outside of the general definition of an investment company. An Oil and Gas Subsidiary that does not engage primarily, propose to engage primarily or hold itself out as engaging primarily in the business of investing, reinvesting or trading in securities will be outside of the general definition of an investment company provided that it passes the 40% test. This may be the case where an Oil and Gas Subsidiary holds a sufficient amount of oil and gas assets constituting real estate interests together with other assets that are not investment securities such as equipment. Oil and Gas Subsidiaries that hold oil and gas assets that constitute real property interests, but are unable to pass the 40% test, may rely on Section 3(c)(5)(C), subject to the requirements and restrictions described above. Alternately, an Oil and Gas Subsidiary may rely on Section 3(c)(9) of the Investment Company Act if substantially all of its business consists of owning or holding oil, gas or other mineral royalties or leases, certain fractional interests, or certificates of interest or participations in or investment contracts relating to such royalties, leases or fractional interests. These various restrictions imposed on our Oil and Gas Subsidiaries by the Investment Company Act may have the effect of limiting our freedom of action with respect to oil and gas assets (or other assets) that may be held or acquired by such subsidiary or the manner in which we may deal in such assets.

As noted above, if the combined values of the investment securities issued by our subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, exceeds 40% of the value of our total assets (exclusive of United States government securities and cash items) on an unconsolidated basis, we may be deemed to be an investment company. If we fail to maintain an exception, exemption or other exclusion from the Investment Company Act, we could, among other things, be required either (i) to change substantially the manner in which we conduct our operations to avoid being subject to the Investment Company Act or (ii) to register as an investment company. Either of these would likely have a material adverse effect on us, our ability to service our indebtedness and to make distributions on our shares, and on the market price of our shares and any other securities we may issue. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with certain affiliated persons (within the meaning of the Investment Company Act), portfolio composition (including restrictions with respect to diversification and industry concentration) and other matters. Additionally, our Manager would have the right to terminate our Management Agreement. Moreover, if we were required to register as an investment company, we would no longer be eligible to be treated as a partnership for United States federal income tax purposes. Instead, we would be classified as a corporation for tax purposes and would be able to avoid corporate taxation only to the extent that we were able to elect and qualify as a regulated investment company (“RIC”) under applicable tax rules. Because our eligibility for RIC status would depend on our assets and sources of income at the time that we were required to register as an investment company, there can be no assurance that we would be able to qualify as a RIC. If we were to lose partnership status and fail to qualify as a RIC, we would be taxed as a regular corporation. See “Partnership Tax Matters—Qualifying Income Exception”.

We have not requested approval or guidance from the SEC or its staff with respect to our Investment Company Act determinations, including, in particular: our treatment of any subsidiary as majority-owned; the compliance of any subsidiary with Section 3(c)(5)(C) or Section 3(c)(9) of, or Rule 3a-7 under, the Investment Company Act, including any subsidiary’s determinations with respect to the consistency of its assets or operations with the requirements thereof; or whether our interests in one or more subsidiaries constitute investment securities for purposes of the 40% test. If the SEC were to disagree with our treatment of one or more subsidiaries as being excepted from the Investment Company Act pursuant to Rule 3a-7, Section 3(c)(5)(C) or Section 3(c)(9), with our determination that one or more of our other holdings do not constitute investment securities for purposes of the 40% test, or with our determinations as to the nature of the business in which we engage or the manner in which we hold ourselves out, we and/or one or more of our subsidiaries would need to adjust our operating strategies or assets in order for us to continue to pass the 40% test or register as an investment company, either of which could have a material adverse effect on us. Moreover, we may be required to adjust our operating strategy and holdings, or to effect sales of our assets in a manner that, or at a time or price at which, we would not otherwise choose, if there are changes in the laws or rules governing our Investment Company Act status or that of our subsidiaries, or if the SEC or its staff provides more specific or different guidance regarding the application of relevant provisions of, and rules under, the Investment Company Act. Such guidance could provide additional flexibility, or it could further inhibit our ability, or the ability of a subsidiary, to pursue a chosen operating strategy, which could have a material adverse effect on us.

If the SEC or a court of competent jurisdiction were to find that we were required, but failed, to register as an investment company in violation of the Investment Company Act, we would have to cease business activities, we would breach representations and warranties and/or be in default as to certain of our contracts and obligations, civil or criminal actions could be brought against us, our contracts would be unenforceable unless a court were to require enforcement and a court could appoint a receiver to take control of us and liquidate our business, any or all of which would have a material adverse effect on our business.

Risks Related to Ownership of Our Shares

Certain provisions of our operating agreement will make it difficult for third parties to acquire control of us and could deprive holders of our shares of the opportunity to obtain a takeover premium for their shares.

Our operating agreement contains a number of provisions that could make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of us. These provisions include, among others:

•                  restrictions on our ability to enter into certain transactions with major holders of our shares or their affiliates or associates modeled on certain limitations contained in Section 203 of the General Corporation Law of the State of Delaware;

•                  allowing only our board of directors to fill newly created directorships;

•                  requiring that directors may be removed only for cause (as defined in the operating agreement) and then only by a vote of at least two-thirds of the votes entitled to be cast in the election of directors;

•                  requiring advance notice for holders of our shares to nominate candidates for election to our board of directors or to propose matters to be considered by holders of our shares at a meeting of holders of our shares;

•                  our ability to issue additional securities, including, but not limited to, preferred shares, without approval by holders of our shares;

•                  a prohibition, subject to any exemptions granted by our board of directors, on any person beneficially or constructively owning shares in excess of 9.8% in value or number of our outstanding shares, excluding shares not treated as outstanding for United States federal income tax purposes, whichever is more restrictive;

•                  the ability of our board of directors to amend the operating agreement without approval of the holders of our shares except under certain specified circumstances; and

•                  limitations on the ability of holders of our shares to call special meetings of holders of our shares or to act by written consent.

These provisions, as well as other provisions in the operating agreement, may delay, defer or prevent a transaction or a change in control that might otherwise result in holders of our shares obtaining a takeover premium for their shares.

Certain provisions of the Management Agreement also could make it more difficult for third parties to acquire control of us by various means, including limitations on our right to terminate the Management Agreement and a requirement that, under certain circumstances, we make a substantial payment to the Manager in the event of a termination.

We may issue additional debt and equity securities which are senior to our common shares as to distributions and upon our dissolution, which could materially adversely affect the market price of our shares.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financings that are secured by all or some of our assets, or issuing debt or equity securities, which could include issuances of secured liquidity notes, medium-term notes, senior notes, subordinated notes or preferred and common shares. In the event of our dissolution, liabilities of our creditors, including our lenders and holders of our debt securities, would be satisfied from our available assets in priority to distributions to holders of our common or preferred shares. Any preferred shares may have a preference over our common shares with respect to distributions made at the discretion of our board of directors, which could further limit our ability to make distributions to holders of our common shares. Because our decision to incur debt and issue shares in any future offerings will depend on the terms of our operating agreements, market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or our future debt and equity financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future, including, but not limited to, issuing common shares at a discount to market value. Accordingly, holders of our shares and of any securities we may issue whose value is linked to the value of our shares will bear the risk of our future offerings reducing the value of their shares or any such other securities and diluting their interest in us. In addition, we can change our leverage strategy and investment policies from time to time without approval of holders of any of our shares, which could adversely affect the market price of our shares.

Our board of directors has broad authority to change many of the terms of our shares without the approval of holders of our shares.

Our operating agreement gives our board of directors broad authority to effect amendments to the provisions of our operating agreement that could change many of the terms of our shares without the consent of holders of our shares. As a result, our board of directors may, without the approval of holders of our shares, make changes to many of the terms of our shares that are adverse to the holders of our shares.

Our board of directors has full authority and discretion over distributions on our shares and it may decide to reduce or eliminate distributions at any time, which may adversely affect the market price for our shares and any other securities we may issue.

Our board of directors has full authority and sole discretion to determine whether or not a distribution will be declared and paid, and the amount and timing of any distribution that may be paid, to holders of our shares and (unless otherwise provided by our board of directors if and when it establishes the terms of any new class or series of our shares) any other class or series of shares we may issue in the future. Our board of directors may, in its sole discretion, determine to reduce or eliminate distributions on our common shares and (unless otherwise so provided by our board of directors) any other class or series of shares we may issue in the future, which may have a material adverse effect on the market price of our shares, any such other shares and any other securities we may issue. In addition, in computing United States federal income tax liability for a taxable year, each holder of our shares will be required to take into account its allocable share of items of our income, gain, loss, deduction and credit for our taxable year ending within or with such holder’s taxable year, regardless of whether such holder has received any distributions. As a result, it is possible that a holder’s United States federal income tax liability with respect to its allocable share of these items in a particular taxable year could exceed the cash distributions received by such holder.

In addition, as discussed above under “Risks Related to our Organization and Structure—The terms of our indebtedness may restrict our ability to make future distributions and impose limitations on our current and future operations,” our credit facility includes covenants that restricts our ability to make distributions on, and to redeem or repurchase, our shares, including a prohibition on distributions on, and redemptions and repurchases of, our shares if an event of default, or certain events that with notice or passage of time or both would constitute an event of default, under the credit facility occur and a requirement that we maintain a specified minimum level of consolidated tangible net worth. In addition, our credit facility contains a covenant which limits our ability to make distributions to our shareholders in an amount in excess of 65% of our annual taxable income.

We intend to pay quarterly distributions to holders of our common shares, but our ability to do so may be limited, which could cause the market price of our common shares to decline significantly.

We resumed paying quarterly dividends beginning in the fourth quarter of 2009 and we currently intend to continue paying cash distributions to holders of our common shares on a quarterly basis. For all quarters during 2010, we have declared cumulative cash distributions on our common shares of $0.51 per share.

Our ability to pay quarterly distributions will be subject to, among other things, general business conditions, our financial results, the impact of paying distributions on our credit ratings, and legal and contractual restrictions on the payment of distributions, including restrictions imposed by our 2014 Facility credit agreement. Any reduction or discontinuation of quarterly distributions could cause the market price of our common shares to decline significantly. Our payment of distributions to holders of our common shares has also resulted, and may in certain future quarters results, in upward adjustments to the conversion rate of the 7.5% Notes and/or the 7.0% Notes thus resulting in an increase in dilution upon conversion of these notes. Moreover, in the event our payment of quarterly distributions is reduced or discontinued, our failure or inability to resume paying distributions could result in a persistently low market valuation of our common shares.

Risks Related to Our Management and Our Relationship with Our Manager

We are highly dependent on our Manager and may not find a suitable replacement if our Manager terminates the Management Agreement.

We have no employees. Our Manager, and its officers and employees, allocate a portion of their time to businesses and activities that are not related to, or affiliated with, us and, accordingly, its officers and employees do not spend all of their time managing our activities and our investment portfolio. We expect that the portion of our Manager’s time that is allocated to other businesses and activities will increase in the future as our Manager and KKR expand their investment focus to include additional investment vehicles, including vehicles that compete more directly with us, which time allocations may be material. We have no separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation and execution of our business and investment strategies and our risk management practices. We are also subject to the risk that our Manager will terminate the Management Agreement and that no suitable replacement will be found. We believe that our success depends to a significant extent upon the experience of our Manager’s executive officers, whose continued service is not guaranteed.

The departure of any of the senior management and investment professionals of our Manager or the loss of our access to KKR’s senior management and investment professionals may adversely affect our ability to achieve our investment objectives.

We depend on the diligence, skill and network of business contacts of the senior management and investment professionals of our Manager. We also depend on our Manager’s access to the investment professionals and senior management of KKR and the information and deal flow generated by the KKR investment professionals and senior management during the normal course of their investment and portfolio management activities. The senior management and the investment professionals of our Manager evaluate, negotiate, structure, close and monitor our investments. Our future success will depend on the continued service of the senior management team and investment professionals of our Manager. The departure of any of the senior management or investment professionals of our Manager, or of a significant number of the investment professionals or senior management of KKR, could have a material adverse effect on our ability to achieve our investment objectives. In addition, we can offer no assurance that our Manager will remain our Manager or that we will continue to have access to KKR’s investment professionals or senior management or KKR’s information and deal flow.

If our Manager ceases to be our manager pursuant to the Management Agreement, financial institutions providing our credit facilities may not provide future financing to us.

The financial institutions that finance our investments may require that our Manager continue to manage our operations pursuant to the Management Agreement as a condition to making continued advances to us under these credit facilities. Additionally, if our Manager ceases to be our manager, each of these financial institutions under these credit facilities may terminate their facility and their obligation to advance funds to us in order to finance our current and future investments. If our Manager ceases to be our manager for any reason and we are not able to continue to obtain financing under these or suitable replacement credit facilities, our growth may be limited or we may be forced to sell our investments at a loss.

Our board of directors has approved very broad investment policies for our Manager and does not approve individual investment decisions made by our Manager except in limited circumstances.

Our Manager is authorized to follow very broad investment policies (our “Investment Policies”) and, in connection with the conversion transaction, these Investment Policies were revised to provide even greater latitude to our Manager with respect to certain matters relating to transactions with our affiliates. Our directors periodically review and approve our Investment Policies. Our board of directors generally does not approve any individual investments, other than approving a limited set of transactions with affiliates that require the pre-approval of the Affiliated Transactions Committee of our board of directors. Furthermore, transactions entered into by our Manager may be difficult or impossible to terminate or unwind. Our Manager has significant latitude within the broad parameters of the Investment Policies in determining the types of assets it may decide are proper investments for us.

Certain of our investments may create a conflict of interest with KKR and other affiliates and may expose us to additional legal risks.

Subject to complying with our Investment Policies and the charter of the Affiliated Transactions Committee of our board of directors, a core element of our business strategy is that our Manager will at times cause us to invest in corporate leveraged loans, high yield securities and equity securities of companies affiliated with KKR, provided that such investments meet our requirements.

To the extent KKR is the owner of a majority of the outstanding equity securities of such companies, KKR may have the ability to elect all of the members of the board of directors of a company we invest in and thereby control its policies and operations, including the appointment of management, future issuances of shares or other securities, the payments of dividends, if any, on its shares, the incurrence of debt by it, amendments to its certificate of incorporation and bylaws and entering into extraordinary transactions, and KKR’s interests may not in all cases be aligned with the interests of the holders of the securities we own. In addition, with respect to companies in which we have an equity investment, to the extent that KKR is the controlling shareholder it may be able to determine the outcome of all matters requiring shareholder approval and will generally be able to cause or prevent a change of control of a company we invest in or a change in the composition of its board of directors and could preclude any unsolicited acquisition of that company regardless as to whether we agree with such determination. So long as KKR continues to own a significant amount of the voting power of a company we invest in, even if such amount is less than 50%, it will continue to influence strongly, or effectively control, that company’s decisions. Our interests with respect to the management, investment decisions, or operations of those companies may at times be in conflict with those of KKR. In addition, to the extent that affiliates of our Manager or KKR invest in companies in which we have an investment, similar conflicts between our interests and theirs may arise. In addition, our Manager has implemented policies and procedures to mitigate potential conflicts of interest, which policies impose limitations on our ability to make certain investments in companies affiliated with KKR.

Our interests and those of KKR may at times be in conflict because the CLO issuers in which we invest hold corporate leveraged loans the obligors on which are KKR-affiliated companies. KKR may have an interest in causing such companies to pursue acquisitions, divestitures exchange offers, debt restructurings and other transactions that, in KKR’s judgment, could enhance its equity investment, even though such transactions might involve risks to holders of indebtedness, which include our CLO issuers. For example, KKR could cause a company that is the obligor on a loan held by one of our CLO issuers to make acquisitions that increase its indebtedness or to sell revenue generating assets, thereby potentially decreasing the ability of the company to repay its debt. In cases where a company’s debt undergoes a restructuring, the interests of KKR as an equity investor and our CLO issuers as debt investors may diverge, and KKR may have an interest in pursuing a restructuring strategy that benefits the equity holders to the detriment of the lenders, such as our CLO issuers. This risk may be exacerbated in the current economic environment given reduced liquidity available for debt refinancing, among other factors.

If a KKR-affiliated company were to file for bankruptcy or similar action, we face the risk that a court may subordinate our debt investment in such company to the claims of more junior debt holders or may recharacterize our investment as an equity investment. Any such action by a court would have a material adverse impact on the value of these investments.

There are various potential conflicts of interest in our relationship with our Manager and its affiliates, including KKR, which could result in decisions that are not in the best interests of holders of our shares.

We are subject to potential conflicts of interest arising out of our relationship with our Manager and its affiliates. As of December 31, 2010, our Manager and its affiliates collectively owned approximately 3.1% of our outstanding common shares on a fully diluted basis.

Our Management Agreement with our Manager was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. Pursuant to the Management Agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. See the risk factor entitled “Our Manager’s liability is limited under the Management Agreement, and we have agreed to indemnify our Manager against certain liabilities.”

As noted above, our Manager will at times cause us to invest in loans and securities of companies affiliated with KKR, provided that such investments meet our requirements, and the terms of which such investments are made may not be as favorable as if they were negotiated with unaffiliated third parties. In addition, from time to time, the Manager may cause us to buy loans or securities from, or to sell loans or securities to, other clients of KKR or its affiliates. The Manager has implemented policies and procedures to mitigate conflicts of interest in such transactions.

The incentive fee provided for under the Management Agreement may induce our Manager to make certain investments, including speculative investments.

The management compensation structure to which we have agreed with our Manager may cause our Manager to invest in high risk investments or take other risks. In addition to its base management fee, our Manager is entitled to receive incentive compensation based in part upon our achievement of specified levels of net income. See “Item 1. Business—Management Agreement” for further information regarding our management compensation structure. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on net income may lead our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, maintaining sufficient liquidity, and/or management of credit risk or market risk, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. In addition, the Compensation Committee of our board of directors may make grants of options and restricted shares to our Manager in the future and the factors considered by the Compensation Committee in making these grants may include performance related factors which may also induce our Manager to make investments that are riskier or more speculative. This could result in increased risk to the value of our investment portfolio.

Conflicts may arise in connection with the allocation of investment opportunities by affiliates of our Manager.

Our Management Agreement with our Manager does not prevent our Manager and its affiliates from engaging in additional management or investment opportunities. The Management Agreement does not restrict our Manager and its affiliates from raising, sponsoring or advising any new investment fund, company or other entity, including a REIT, or holding proprietary investment accounts, unless such fund, account, company or other entity invests primarily in domestic mortgage-backed securities. This restriction is of significantly less relevance since the May 4, 2007 restructuring pursuant to which we succeeded KKR Financial Corp., because since then our investments in domestic mortgage-backed securities have significantly decreased and as of December 31, 2010 comprised $93.9 million of our investment portfolio. As a result, our Manager and its affiliates, including KKR, currently are engaged in and may in the future engage in management or investment opportunities on behalf of others or themselves that would have been suitable for us and we may have fewer attractive investment opportunities.

In addition, affiliates of our Manager currently manage a separate investment fund and separately managed accounts, including proprietary investment accounts for the purpose of developing, evaluating and testing potential trading strategies, that invest in the same non-mortgage-backed securities investments that we invest in, including other fixed income investments. With respect to these other funds and accounts and any other funds or accounts that may be established in the future, our Manager and its affiliates will face conflicts in the allocation of investment opportunities. Such allocation is at the discretion of our Manager and its affiliates in accordance with their respective allocation policies and procedures. These policies take into account a number of factors, including mandatory minimum investment rights, investment objectives, available capital, concentration limits, risk profiles and other investment restrictions applicable to us and these competing funds and accounts. Our Manager and its affiliates have broad discretion in administering these policies and there is no guarantee that in making allocations our Manager and its affiliates will act in the best interests of holders of our shares or any other securities we may issue. In addition, certain of such other managed funds and accounts may participate in investment opportunities on more favorable terms than us.

We compete with other investment entities affiliated with KKR for access to KKR’s investment professionals.

KKR and its affiliates, including the parent of our manager, manage several private equity funds, other funds and separately managed accounts, and we believe that KKR and its affiliates, including the parent of our manager, will establish and manage other investment entities in the future. Certain of these investment entities have, and any newly created entities may have, an investment focus similar to our focus, and as a result we compete with those entities and will compete with any such newly created entities for access to the benefits that our relationship with KKR provides to us. Our ability to continue to engage in these types of opportunities in the future depends, to a significant extent, on competing demands for these investment opportunities by other investment entities established by KKR and its affiliates. To the extent that we and other KKR affiliated entities or related parties compete for investment opportunities, there can be no assurances that we will get the best of those opportunities or that the performance of the investments allocated to us, even within the same asset classes, will perform as favorably as those allocated to others.

Termination of the Management Agreement with our Manager by us is difficult and costly.

The Management Agreement expires on December 31 of each year, but is automatically renewed for a one-year term on each December 31 unless terminated upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of our outstanding common shares, based upon (i) unsatisfactory performance by our Manager that is materially detrimental to us or (ii) a determination that the management fee payable to our Manager is not fair, subject to our Manager’s right to prevent such a termination under this clause (ii) by accepting a mutually acceptable reduction of management fees. Our Manager must be provided with 180 days’ prior written notice of any such termination and will be paid a termination fee equal to four times the sum of the average annual base management fee and the average annual incentive fee for the two 12-month periods immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. These provisions would result in substantial cost to us if we terminate the Management Agreement, thereby adversely affecting our ability to terminate our Manager.

Our access to confidential information may restrict our ability to take action with respect to some investments, which, in turn, may negatively affect our results of operations.

We, directly or through our Manager, may obtain confidential information about the companies in which we have invested or may invest. If we do possess confidential information about such companies, there may be restrictions on our ability to make, dispose of, increase the amount of, or otherwise take action with respect to, an investment in those companies. Our relationship with KKR could create a conflict of interest to the extent our Manager becomes aware of inside information concerning investments or potential investment targets. We have implemented compliance procedures and practices designed to ensure that inside information is not used for making investment decisions on our behalf. We cannot assure our shareholders, however, that these procedures and practices will be effective. In addition, this conflict and these procedures and practices may limit the freedom of our Manager to make potentially profitable investments or exit one of our existing investments at attractive prices, which could have an adverse effect on our results of operations. Conversely, we may pursue investments without obtaining access to confidential information otherwise in the possession of KKR or one of its affiliates, which information, if reviewed, might otherwise impact our judgment with respect to such investments.

Our Manager’s liability is limited under the Management Agreement, and we have agreed to indemnify our Manager against certain liabilities.

Pursuant to the Management Agreement, our Manager will not assume any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager and its members, managers, officers and employees will not be liable to us, any subsidiary of ours, our directors, our shareholders or any subsidiary’s shareholders for acts or omissions pursuant to or performed in accordance with the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Management Agreement. Pursuant to the Management Agreement, we have agreed to indemnify our Manager and its members, managers, officers and employees and each person controlling our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement.

Tax Risks

Holders of our common shares will be subject to United States federal income tax and generally other taxes, such as state, local and foreign income tax, on their share of our taxable income, regardless of whether or when they receive any cash distributions from us, and may recognize income in excess of our cash distributions.

We intend to continue to operate so as to qualify, for United States federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. Holders of our common shares are subject to United States federal income taxation and generally other taxes, such as state, local and foreign income taxes, on their allocable share of our items of income, gain, deduction, and credit for each of our taxable years ending with or within the holder’s taxable year, regardless of whether or when they receive cash distributions. In addition, certain of our investments, including investments in certain foreign corporate subsidiaries, CLO issuers (which are treated as partnerships or disregarded entities for United States federal income tax purposes) and debt securities, may produce taxable income without corresponding distributions of cash to us or produce taxable income prior to or following the receipt of cash relating to such income. Those investments typically produce ordinary income on a current basis, but any losses we would recognize from those investments would typically be treated as capital losses. In addition, we have recognized and may recognize in the future cancellation of indebtedness income upon the retirement of our debt at a discount. In addition, because of our methods of allocating income and gain among holders of our common shares, you may be taxed on amounts that accrued economically before you became a shareholder. Consequently, in some taxable years, holders of our common shares may recognize taxable income in excess of our cash distributions, and holders may be allocated capital losses either in the same or future years that cannot be used to offset such taxable income. Furthermore, even if we did not pay cash distributions with respect to a taxable year, holders of our common shares may still have a tax liability attributable to their allocation of our taxable income. Accordingly, each shareholder should ensure that it has sufficient cash flow from other sources to pay all tax liabilities.

If we were treated as a corporation for United States federal income tax purposes, all of our income will be subject to an entity-level tax, which could result in a material reduction in cash flow and after-tax return for holders of our common shares and thus could result in a substantial reduction in the value of our common shares and any other securities we may issue.

The value of your investment in us depends in part on our being treated as a partnership for United States federal income tax purposes. We intend to continue to operate so as to qualify, for United States federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. In general, if a partnership is “publicly traded” (as defined in the Code), it will be treated as a corporation for United States federal income tax purposes. A publicly traded partnership will, however, be taxed as a partnership, and not as a corporation, for United States federal income tax purposes, so long as it is not required to register under the Investment Company Act and at least 90% of its gross income for each taxable year constitutes “qualifying income”

within the meaning of Section 7704(d) of the Code. We refer to this exception as the “qualifying income exception.” Qualifying income generally includes rents, dividends, interest (to the extent such interest is neither derived from the “conduct of a financial or insurance business” nor based, directly or indirectly, upon “income or profits” of any person), income and gains derived from certain activities related to minerals and natural resources, and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities.

If we fail to satisfy the “qualifying income exception” described above, items of income, gain, loss, deduction and credit would not pass through to holders of our common shares and such holders would be treated for United States federal (and certain state and local) income tax purposes as shareholders in a corporation. In such case, we would be required to pay income tax at regular corporate rates on all of our income. In addition, we would likely be liable for state and local income and/or franchise taxes on all of our income. Distributions to holders of our common shares would be taxable as ordinary dividend income to such holders to the extent of our earnings and profits, and these distributions would not be deductible by us. If we were taxable as a corporation, it could result in a material reduction in cash flow and after-tax return for holders of our common shares and thus could result in a substantial reduction in the value of our common shares and any other securities we may issue.

Complying with certain tax-related requirements may cause us to forego otherwise attractive business or investment opportunities.

To be treated as a partnership for United States federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation, we must satisfy the qualifying income exception, which requires that at least 90% of our gross income each taxable year consist of interest, dividends, capital gains and other types of “qualifying income.” Interest income will not be qualifying income for the qualifying income exception if it is derived from “the conduct of a financial or insurance business.” This requirement limits our ability to originate loans or acquire loans originated by our Manager and its affiliates. In order to comply with this requirement, we (or our subsidiaries) may be required to invest through foreign or domestic corporations that are subject to corporate income tax or forego attractive business or investment opportunities. Thus, compliance with this requirement may adversely affect our return on our investments and results of operations.

Holders of our common shares may recognize gain for United States federal income tax purposes when we sell assets that cause us to recognize a loss for financial reporting purposes.

We have elected under Section 754 of the Code to adjust the tax basis in all or a portion of our assets upon certain events, including the sale of our common shares. Because our holders are treated as having differing tax bases in our assets, a sale of an asset by us may cause holders to recognize different amounts of gain or loss or may cause some holders to recognize a gain and others to recognize a loss. Depending on when our holders purchased our common shares and the fair market value of our assets at that time, our holders may recognize gain for United States federal income tax purposes from the sale of certain of our assets even though the sale would cause us to recognize a loss for financial accounting purposes.

We have made and may make investments, such as investments in natural resources, that generate income that is treated as effectively connected with respect to holders of our common shares that are not “United States persons.”

We have made and may make investments, such as investments in natural resources, the income from which likely will be treated as effectively connected with the conduct of a United States trade or business with respect to holders of our shares that are not “United States persons” within the meaning of Section 7701(a)(30) of the Code. Furthermore, any notional principal contracts that we enter into, if any, in connection with investments in natural resources likely would generate income that would be treated as effectively connected with the conduct of a United States trade or business. To the extent our income is treated as effectively connected income, a holder who is a non-United States person generally would be required to (i) file a United States federal income tax return for such year reporting its allocable share, if any, of our income or loss effectively connected with such trade or business and (ii) pay United States federal income tax at regular United States tax rates on any such income. Moreover, if such a holder is a corporation, it might be subject to a United States branch profits tax on its allocable share of our effectively connected income. In addition, distributions to such a holder would be subject to withholding at the highest applicable tax rate to the extent of the holder’s allocable share of our effectively connected income. Any amount so withheld would be creditable against such holder’s United States federal income tax liability, and such holder could claim a refund to the extent that the amount withheld exceeded such person’s United States federal income tax liability for the taxable year. Finally, if we are engaged in a United States trade or business, a portion of any gain recognized by an investor who is a non-United States person on the sale or exchange of its shares may be treated for United States federal income tax purposes as effectively connected income, and hence such holder may be subject to United States federal income tax on the sale or exchange.

Holders of our shares may be subject to foreign, state and local taxes and return filing requirements as a result of investing in our shares.

In addition to United States federal income taxes, holders of our common shares may be subject to other taxes, including foreign, state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we conduct business or own property, even if the holders of our common shares do not reside in any of those jurisdictions. For example, we will likely be treated as doing business in any foreign, state or local jurisdiction in which our natural resources investments are located. As a result, our holders may be required to file foreign, state and local income tax returns and pay foreign, state and local income taxes in some or all of these various jurisdictions. Further, holders may be subject to penalties for failure to comply with those requirements. It is the responsibility of each holder to file all United States federal, state and local tax returns that may be required of such holder.

The ability of holders of our common shares to deduct certain expenses incurred by us may be limited.

In general, expenses incurred by us that are considered “miscellaneous itemized deductions” may be deducted by a holder of our common shares that is an individual, estate or trust only to the extent that such holder’s allocable share of those expenses, along with the holder’s other miscellaneous itemized deductions, exceed, in the aggregate, 2% of such holder’s adjusted gross income. In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a holder. We anticipate that management fees that we pay to our Manager and certain other expenses incurred by us will constitute miscellaneous itemized deductions. A holder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such holder with respect to us that exceeds the amount of cash actually distributed to such holder for the year.

Holders of our common shares may recognize a greater taxable gain (or a smaller tax loss) on a disposition of our common shares than expected because of the treatment of debt under the partnership tax accounting rules.

We will incur debt for a variety of reasons, including for acquisitions as well as other purposes. Under partnership tax accounting principles (which apply to us), our debt is generally allocable to holders of our common shares, who will realize the benefit of including their allocable share of the debt in the tax basis of their common shares. The tax basis in our common shares will be adjusted for, among other things, distributions of cash and allocations of our losses, if any. At the time a holder of our common shares later sells its common shares, the holder’s amount realized on the sale will include not only the sales price of the common shares but also will include such holder’s portion of debt allocable to those common shares (which is treated as proceeds from the sale of those common shares). Depending on the nature of our activities after having incurred the debt, and the utilization of the borrowed funds, a later sale of our common shares could result in a larger taxable gain (or a smaller tax loss) than anticipated.

If we have a termination for United States federal income tax purposes, holders of our shares may be required to include more than 12 months of our taxable income in their taxable income for the year of the termination.

We will be considered to have been terminated for United States federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. A termination of our partnership would, among other things, result in the closing of our taxable year for all holders. In the case of a holder reporting on a taxable year other than a fiscal year ending on our year end, which is expected to continue to be the calendar year, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the holder’s taxable income for the year of termination. We would be required to satisfy the 90% ‘‘qualifying income’’ test for each tax period and to make new tax elections after a termination, including a new tax election under Section 754 of the Code. A termination could also result in penalties if we were unable to determine that the termination had occurred. In the event that we become aware of a termination, we will use commercially reasonable efforts to minimize any such penalties. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination. We have experienced terminations in the past, and it is likely that we will experience terminations in the future. The IRS has announced a publicly traded partnership technical termination relief program whereby, if the taxpayer requests relief and such relief is granted by the IRS, among other things, the partnership would only have to provide one Schedule K-1 to most holders of shares for the year notwithstanding two partnership tax years.

We could incur a significant tax liability if the Internal Revenue Service successfully asserts that the “anti-stapling” rules apply to certain of our subsidiaries, which could result in a reduction in cash flow and after-tax return for holders of common shares and thus could result in a reduction of the value of those common shares.

If we were subject to the “anti-stapling” rules of Section 269B of the Code, we would incur a significant tax liability as a result of owning (i) more than 50% of the value of both a domestic corporate subsidiary and a foreign corporate subsidiary, or (ii) more than 50% of both a REIT and a domestic or foreign corporate subsidiary. If the “anti-stapling” rules applied, our foreign corporate subsidiaries would be treated as domestic corporations, which would cause those entities to be subject to United States federal corporate income taxation, and any REIT subsidiary would be treated as a single entity with our domestic and foreign corporate subsidiaries for purposes of the REIT qualification requirements, which could result in the REIT subsidiary failing to qualify as a REIT and being subject to United States federal corporate income taxation. Currently, we have several subsidiaries that could be affected if we were subject to the “anti-stapling” rules, including one subsidiary taxed as a REIT and several foreign and domestic corporate subsidiaries. Because we own, or are treated as owning, a substantial proportion of our assets directly for United States federal income tax purposes, we do not believe that the “anti-stapling” rules have applied or will apply. However, there can be no assurance that the IRS would not successfully assert a contrary position, which could result in a reduction in cash flow and after-tax return for holders of common shares and thus could result in a reduction of the value of those shares.

Tax exempt holders of our common shares will likely recognize significant amounts of “unrelated business taxable income.”

An organization that is otherwise exempt from United States federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Generally, a tax-exempt partner of a partnership would be treated as earning UBTI if the partnership regularly engages in a trade or business that is unrelated to the exempt function of the tax-exempt partner, if the partnership derives income from debt-financed property or if the partner interest itself is debt-financed. Because we have incurred “acquisition indebtedness” with respect to certain equity and debt securities we hold (either directly or indirectly through subsidiaries that are treated as partnerships or disregarded entities for United States federal income tax purposes), a proportionate share of a holder’s income from us with respect to such securities will be treated as UBTI. In addition, we have made and may make investments, such as investments in natural resources, that likely will generate income treated as effectively connected with a United States trade or business. Accordingly, tax-exempt holders of our shares will likely recognize significant amounts of UBTI. Tax-exempt holders of our shares are strongly urged to consult their tax advisors regarding the tax consequences of owning our shares.

Although we anticipate that our foreign corporate subsidiaries will not be subject to United States federal income tax on a net basis, no assurance can be given that such subsidiaries will not be subject to United States federal income tax on a net basis in any given taxable year.

We anticipate that our foreign corporate subsidiaries will generally continue to conduct their activities in such a way as not to be deemed to be engaged in a United States trade or business and not to be subject to United States federal income tax. There can be no assurance, however, that our foreign corporate subsidiaries will not pursue investments or engage in activities that may cause them to be engaged in a United States trade or business. Moreover, there can be no assurance that as a result of any change in applicable law, treaty, rule or regulation or interpretation thereof, the activities of any of our foreign corporate subsidiaries would not become subject to United States federal income tax. Further, there can be no assurance that unanticipated activities of our foreign subsidiaries would not cause such subsidiaries to become subject to United States federal income tax. If any of our foreign corporate subsidiaries became subject to United States federal income tax (including the United States branch profits tax), it would significantly reduce the amount of cash available for distribution to us, which in turn could have an adverse impact on the value of our shares and any other securities we may issue. Our foreign corporate subsidiaries are generally not expected to be subject to United States federal income tax on a net basis, and such subsidiaries may receive income that is subject to withholding taxes imposed by the United States or other countries.

Certain of our investments may subject us to United States federal income tax and could have negative tax consequences for our shareholders.

A portion of our distributions likely will constitute “excess inclusion income.” Excess inclusion income is generated by residual interests in real estate mortgage investment conduits (“REMICs”) and taxable mortgage pool arrangements owned by REITs. We own through a disregarded entity a small number of REMIC residual interests. In addition, KFH II has entered into financing arrangements that are treated as taxable mortgage pools. We will be taxable at the highest corporate income tax rate on any excess inclusion income from a REMIC residual interest that is allocable to the percentage of our shares held in record name by disqualified organizations. Although the law is not clear, we may also be subject to that tax if the excess inclusion income arises from a taxable mortgage pool arrangement owned by a REIT in which we invest. Disqualified organizations are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from unrelated business tax (including certain state pension plans and charitable remainder trusts). They are permitted to own our shares. Because this tax would be imposed on us, all of the holders of our shares, including holders that are not disqualified organizations, would bear a portion of the tax cost associated with our ownership of REMIC residual interests and with the classification of any of our REIT subsidiaries or a portion of the assets of any of our REIT subsidiaries as a taxable mortgage pool. A RIC or other pass-through entity owning our shares may also be subject to tax at the highest corporate rate on any excess inclusion income allocated to their record name owners that are disqualified organizations. Nominees who hold our common shares on behalf of disqualified organizations also potentially may be subject to this tax.

Excess inclusion income cannot be offset by losses of our shareholders. If the shareholder is a tax-exempt entity and not a disqualified organization, then this income would be fully taxable as UBTI under Section 512 of the Code. If the shareholder is a foreign person, it would be subject to United States federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty.

Dividends paid by, and certain income inclusions derived with respect to our ownership of, KFH II and foreign corporate subsidiaries will not qualify for the reduced tax rates generally applicable to corporate dividends paid to taxpayers taxed at individual rates.

Tax legislation enacted in 2003, 2006 and 2010 reduced the maximum United States federal income tax rate on certain corporate dividends payable to taxpayers taxed at individual rates to 15% through 2012. Dividends payable by, or certain income inclusions derived with respect to the ownership of, passive foreign investment companies (“PFICs”), certain controlled foreign corporations (“CFCs”), and REITs, however, are generally not eligible for the reduced rates. We have treated and intend to continue to treat our foreign corporate subsidiaries as the type of CFCs whose income inclusions are not eligible for lower tax rates on dividend income. Although this legislation does not generally change the taxation of our foreign corporate subsidiaries and REITs, the more favorable rates applicable to regular corporate dividends could cause investors taxed at individual rates to perceive investments in PFICs, CFCs or REITs, or in companies such as us, whose holdings include foreign corporations and REITs, to be relatively less attractive than holdings in the stocks of non-CFC, non-PFIC and non-REIT corporations that pay dividends, which could adversely affect the value of our shares and any other securities we may issue.

Withholding tax may apply to the portion of our distributions that constitute “withholdable payments” and proceeds of sales in respect of our common shares after December 31, 2012.

Under current law, holders of our shares that are not United States persons are generally be subject to United States federal withholding tax at the rate of 30% (or such lower rate provided by an applicable tax treaty) on their share of our gross income from dividends, interest (other than interest that constitutes “portfolio interest” within the meaning of the Code) and certain other income that is not treated as effectively connected with a United States trade or business. For payments made after December 31, 2012, in addition to this withholding tax that currently applies, a United States federal withholding tax at a 30% rate will apply to “withholdable payments” made to foreign financial institutions (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of certain United States persons and United States owned foreign entities with accounts at the institution (or the institution’s affiliates) and to annually report certain information about such accounts. “Withholdable payments” include payments of interest (including original issue discount), dividends, and other items of fixed or determinable annual or periodical gains, profits, and income, in each case, from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. The withholding tax will also apply to withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial United States owners (or certify that they do not have any substantial United States owners). We expect that some or all of our distributions will constitute “withholdable payments.” Thus, if a holder holds our shares through a foreign financial institution or foreign corporation or trust, a portion of payments to such holder made after December 31, 2012 may be subject to 30% withholding.

If we are required to withhold any United States federal withholding tax on distributions made to any holder of our shares, we will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of the shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

Ownership limitations in the operating agreement that apply so long as we own an interest in a REIT, such as KFH II, may restrict a change of control in which our holders might receive a premium for their shares.

In order for KFH II to continue to qualify as a REIT, no more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year and its shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. We intend for KFH II to be owned, directly or indirectly, by us and by holders of the preferred shares issued by KFH II. In order to preserve the REIT status of KFH II and any future REIT subsidiary, the operating agreement generally prohibits, subject to exceptions, any person from beneficially owning or constructively owning shares in excess of 9.8% in value or in number of our outstanding shares, whichever is more restrictive, excluding shares not treated as outstanding for United States federal income tax purposes. This restriction may be terminated by our board of directors if it determines that it is no longer in our best interests for KFH II to continue to qualify as a REIT under the Code or that compliance with those restrictions is no longer required to qualify as a REIT, and our board of directors may also, in its sole discretion, exempt a person from this restriction.

The ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our shares might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

The failure of KFH II to qualify as a REIT would generally cause it to be subject to United States federal income tax on its taxable income, which could result in a material reduction in cash flow and after-tax return for holders of our shares and thus could result in a reduction of the value of those shares and any other securities we may issue.

We intend that KFH II will continue to operate in a manner so as to qualify to be taxed as a REIT for United States federal income tax purposes. No ruling from the IRS, however, has been or will be sought with regard to the treatment of KFH II as a REIT for United States federal income tax purposes, and its ability to qualify as a REIT depends on its satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. Accordingly, no assurance can be given that KFH II will satisfy such requirements for any particular taxable year. If KFH II were to fail to qualify as a REIT in any taxable year, it would be subject to United States federal income tax, including any applicable alternative minimum tax, on its net taxable income at regular corporate rates, and distributions would not be deductible by it in computing its taxable income. Any such corporate tax liability could be substantial and could materially reduce the amount of cash available for distribution to us, which in turn would materially reduce the amount of cash available for distribution to holders of our shares and could have an adverse impact on the value of those shares and any other securities we may issue. Unless entitled to relief under certain Code provisions, KFH II also would be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT.

The IRS Schedules K-1 we will provide will be significantly more complicated than the IRS Forms 1099 provided by REITs and regular corporations, and holders of our common shares may be required to request an extension of the time to file their tax returns.

Holders of our common shares are required to take into account their allocable share of items of our income, gain, loss, deduction and credit for our taxable year ending within or with their taxable year. We will use reasonable efforts to furnish holders of our common shares with tax information (including IRS Schedule K-1), which describes their allocable share of such items for our preceding taxable year, as promptly as possible. However, we may not be able to provide holders of our common shares with tax information on a timely basis. Because holders of our common shares will be required to report their allocable share of each item of our income, gain, loss, deduction, and credit on their tax returns, tax reporting for holders of our common shares will be significantly more complicated than for shareholders in a REIT or a regular corporation. In addition, delivery of this information to holders of our common shares will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, holders of our common shares will need to apply for extensions of time to file their tax returns.

Our structure involves complex provisions of United States federal income tax law for which no clear precedent or authority may be available, and which is subject to potential change, possibly on a retroactive basis. Any such change could result in adverse consequences to the holders of our common shares and any other securities we may issue.

The United States federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of United States federal income tax law for which no clear precedent or authority may be available. The United States federal income tax rules are constantly under review by the IRS, resulting in revised interpretations of established concepts. The IRS pays close attention to the proper application of tax laws to partnerships and investments in foreign entities. The present United States federal income tax treatment of an investment in our common shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. We and holders of our common shares could be adversely affected by any such change in, or any new tax law, regulation or interpretation. Our operating agreement permits our board of directors to modify (subject to certain exceptions) the operating agreement from time to time, without the consent of the holders of our common shares. These modifications may address, among other things, certain changes in United States federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have an adverse impact on some or all of the holders of our common shares and of other securities we may issue. Moreover, we intend to apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to holders of our common shares in a manner that reflects their distributive share of our items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions we use do not satisfy the technical requirements of the Code and/or United States Treasury Regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects holders of our common shares and of any securities we may issue.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our shares.

At any time, the federal income tax laws or regulations governing publicly traded partnerships or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted or promulgated or will become effective and any such law, regulation or interpretation may take effect retroactively. We and our holders could be adversely affected by any change in, or any new, federal income tax law, regulation or administrative interpretation. Additionally, revisions in federal tax laws and interpretations thereof could cause us to change our investments and commitments and affect the tax considerations of an investment in us.